PROSPECTUS SUPPLEMENT FOR THE               This Prospectus Supplement, filed
PERIOD ENDING NOVEMBER 30, 1997             pursuant to Rule 424(b)(3),
TO PROSPECTUS DATED OCTOBER 8,              relates to Registration Statement
1991                                        No. 33-43724-02 and the
                                            Prospectus dated October 8, 1991





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 1997


                           DISCOVER CARD TRUST 1991 F
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-19752                      Not Applicable
--------                         -------                      --------------
(State of                        (Commission                  (IRS Employer
organization)                    File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                                19720
----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5. Other Events

On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of November 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending
                      November 30, 1997.

                                   SIGNATURES


      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    DISCOVER CARD TRUST 1991 F
                                    (Registrant)

                                    By:  DISCOVER RECEIVABLES FINANCING
                                         GROUP, INC.
                                         as originator of the Trust


                                    By:  Birendra Kumar
                                         ------------------------------------
                                         Birendra Kumar
                                         Vice President and Treasurer


Date: December 15, 1997

                                  EXHIBIT INDEX

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending
                      November 30, 1997.